Exhibit (a)(1)(F)

STEWART ENTERPRISES, INC.

NOTICE OF ANTICIPATED FUNDAMENTAL CHANGE AND

OFFER TO REPURCHASE FOR CASH

ANY AND ALL OF ITS OUTSTANDING

3.125% SENIOR CONVERTIBLE NOTES DUE 2014

(CUSIP NO. 860370AH8), AND

3.375% SENIOR CONVERTIBLE NOTES DUE 2016

(CUSIP NO. 860370AK1)

Pursuant to the Notice of Anticipated Fundamental Change and Offer to Repurchase and

Fundamental Change Conversion Notice

Dated December 5, 2013

To Our Clients:

Pursuant to the terms and conditions of:

•	the Indenture, dated as of June 27, 2007 (as amended, supplemented or otherwise modified, the “2014 Indenture”), among Stewart Enterprises, Inc., a Louisiana corporation (the “Company”), the guarantors named therein and U.S. Bank National Association, as trustee, under which the Company issued its 3.125% Senior Convertible Notes due 201 (the “2014 Notes”); and

•	the Indenture, dated as of June 27, 2007 (as amended, supplemented or otherwise modified, the “2016 Indenture”), among the Company, the guarantors named therein and U.S. Bank National Association, as trustee, under which the Company issued its 3.375% Senior Convertible Notes due 2016 (the “2016 Notes”, and together with the 2014 Notes, the “Notes”);

enclosed for your consideration is the Notice of Anticipated Fundamental Change and Offer to Repurchase and Fundamental Change Conversion Notice, dated December 5, 2013 (the “Offer to Repurchase”), and the related Letter of Transmittal and Fundamental Change Purchase Notice (the “Letter of Transmittal”), relating to the option of each holder (the “Holder”) of the Notes to elect the repurchase of all outstanding Notes for an amount in cash of $1,000.00 per $1,000.00 principal amount of the Notes, plus any accrued and unpaid interest thereon to, but excluding, February 4, 2014 (the “Fundamental Change Purchase Price”), subject to the terms and conditions of the Indentures, the Notes and the enclosed Offer to Repurchase and the accompanying Letter of Transmittal (together, the “Offer”).

This material is being forwarded to you as the beneficial owner of the Notes held by us for your account but not registered in your name. Surrender of such Notes may only be made by us or our nominee as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to surrender on your behalf the Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Offer to Repurchase and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to surrender the Notes on your behalf in accordance with the provisions of the Offer. The Offer will expire at 5:00 p.m., New York City time, on February 3, 2014 (the “Expiration Date”). Any Notes surrendered pursuant to the Offer may be withdrawn at any time before the Expiration Date.

Your attention is directed to the following:

1.	The Offer is for any and all Notes.

2.	The Offer expires at 5:00 p.m., New York City time, on February 3, 2014.

If you wish to have us surrender your Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Notes.

INSTRUCTIONS WITH RESPECT TO

THE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Offer with respect to their Notes.

This will instruct you to surrender the Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Offer to Repurchase and the related Letter of Transmittal.

The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

Please tender the Notes held by you for my account as indicated below:

Aggregate Principal Amount of Notes held by you for the account of the undersigned is (fill in amount):

$	of 3.125% Senior Convertible Notes due 2014

$	of 3.375% Senior Convertible Notes due 2016

☐	Please TENDER the following Notes held by you for my account (fill in amount—must be in principal amounts of $1,000 or integral multiples thereof):

$	of 3.125% Senior Convertible Notes due 2014

$	of 3.375% Senior Convertible Notes due 2016

☐	Please DO NOT TENDER any Notes held by you for my account.

Dated:                     , 20

Signature(s)

Please print name(s) here

Address(es)

Area Code and Telephone Number

Tax Identification or Social Security No(s).

None of the Notes held by us for your account will be surrendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to surrender ALL the Notes held by us for your account.